Cambium Learning Group Announces Third Quarter Earnings

DALLAS, Nov. 8, 2011 /PRNewswire/ — Cambium Learning Group, Inc. (Nasdaq: ABCD, the “Company”), a leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2011 third quarter earnings. The call will be based on unaudited financial results through September 30, 2011.

Third Quarter Financial Summary and Other Operational Metrics

	Three Months Ended				Nine Months Ended
(In millions)	September 30, 2011	September 30, 2010	$Change	% Change	September 30, 2011	September 30, 2010	$Change	% Change

GAAP net revenues	$52.9	$56.6	$(3.7)	-7%	$140.8	$132.7	$8.1	6%
Adjusted net revenues	53.1	59.0	(5.9)	-10%	141.7	144.8	(3.1)	-2%
Change in adjusted deferred revenue	11.7	7.3	4.4	61%	5.0	(3.0)	8.0	268%
Adjusted net revenues plus change in adjusted deferred revenue	64.8	66.3	(1.5)	-2%	146.7	141.8	4.9	3%
GAAP net income (loss)	3.1	3.9	(0.8)	-22%	(2.9)	(17.7)	14.8	84%
EBITDA	17.0	17.3	(0.3)	-2%	37.3	23.8	13.5	57%
Adjusted EBITDA	17.6	21.0	(3.4)	-16%	38.0	41.1	(3.1)	-8%

Year to date the Company has maintained order volumes slightly ahead of prior year in what has proven to be a tumultuous year for education funding.  In all the Company’s performance has been strong in the Cambium Learning Technologies unit, the Sopris unit and the Voyager unit’s services.  In the third quarter, the Company’s order volume gains from the first half of the year were given back as the third quarter proved to be more challenging for the Voyager unit’s product sales, which have been under pressure throughout 2011 but mainly in the third quarter.  As the decline in product order volume has been offset by sales of services and online technology products, whose revenues have deferred revenue recognition, revenue has been lower than prior year on an adjusted basis and deferred revenue balances have risen.

•	Company order volume increased 1% for the first nine months of 2011 versus the same period in 2010. Year to date order volume changes by business unit were as follows:

o o o	Voyager has decreased 8% Cambium Learning Technologies has increased 14% Sopris has increased 12%

•	The Sopris and Cambium Learning Technologies units have continued to show favorable growth throughout 2011 in the face of generally adverse education funding climates across the United States. The growth is a result of new products, E-commerce capabilities and expanded sales resources.

•	Year-to-date GAAP net revenues improved by 6% to $140.8 million compared with the first nine months of 2010. The improvement was primarily caused by purchase accounting adjustments to deferred revenue related to the 2009 acquisition of Voyager, which significantly reduced 2010 net revenues by $12.1 million with the corresponding reduction in 2011 being only $0.9 million.

•	Adjusted net revenues, which exclude the impact of purchase accounting, decreased by 10% in the third quarter 2011 versus the same period in 2010 and by 2% for the first nine months of 2011 versus 2010 as the Company experienced a slowdown in the sale of its Voyager unit product sales which was not fully offset by the revenue generated from growth in Voyager services, the Sopris unit and in the Cambium Learning Technologies unit.

•	Adjusted net revenues by business unit for the first nine months of 2011 and the percentage change from the first nine months of 2010 were as follows:

o o o	Voyager: $81 million, down 10% Sopris: $22 million, up 11% Cambium Learning Technologies: $38 million, up 11%

•	Approximately 35% of the Company’s total adjusted revenue and 40% of the order volume now comes from technology enabled offerings in the various business units.

•	Total GAAP costs and expenses declined considerably as onetime, merger-related costs in 2010 were not repeated in 2011. Excluding onetime costs, the Company’s overall spending was essentially flat in the first nine months of 2011 versus 2010. Shared services and Voyager cost declines were offset by increased investment in the Cambium Learning Technologies and Sopris units in line with the growth in those units.

•	Year to date the Company has experienced an improvement in GAAP net loss and EBITDA. This was partially provided by the improved top line which has benefited from the lower impact of purchase accounting reductions in 2011 versus 2010. Significant spending improvement came from the non-recurrence of merger related costs from 2010.

•	On an adjusted EBITDA basis, the Company achieved $38 million in the first nine months of 2011, which was an 8% decline from the same period for 2010. The $3.1 million decline in adjusted EBITDA is primarily the result of the delayed revenue recognition of certain sales as well as maintaining a relatively flat cost structure in 2011 versus 2010.

•	Cash flow generation has remained strong with $26 million of cash from operations generated in the first nine months of 2011 and the Company has cash and cash equivalents of $54 million on the balance sheet.

“I am pleased with the continued growth in our Cambium Learning Technologies and Sopris business units and the services offerings of the Voyager unit,” says Ron Klausner, Chief Executive Officer of Cambium Learning Group. “Our investments in all of these areas and the market acceptance of technology based solutions are driving consistent growth in these units.   However, the Voyager unit’s product sales have experienced the greatest impact from adverse conditions in the education funding environment as a result of the continued depressed circumstance of state and local budgets.”

Business Summary Bullets

•	Voyager launched a new version of VocabJourney®, an interactive, web-based reading component to help students boost their vocabulary and comprehension skills. Originally offered only to students in Voyager’s high school reading intervention program, Passport Reading Journeys® III, the newly enhanced version of VocabJourney, is now available to all levels of Passport Reading Journeys (grades six through nine) as well as students in LANGUAGE!®, the company’s comprehensive literacy intervention program (for grades three through 12). In addition to these versions that have been designed to work with Passport Reading Journeys and LANGUAGE!, a version of VocabJourney is available to individuals, districts and schools for use as a stand-alone vocabulary intervention.

•	The Company’s products were once again honored by an industry peer group. Kurzweil 3000® was recently named a winner of the ComputEd Gazette EDDIE Award in the category of High School Special Education. The EDDIE Awards target content-rich and innovative programs and websites that augment classroom curriculum and improve the productivity of teachers.

•	On September 22, 2011, the Company announced it signed a definitive agreement to purchase certain assets of Class.com, an industry-leading provider of online learning solutions that engage and inspire students and adult learners with innovative, media-rich courseware, for approximately $4.5 million in cash. The transaction closed on October 6, 2011.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call

The Company will provide additional commentary on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Tuesday, November 8, 2011. The call will be recorded and archived until Tuesday, December 13, 2011, and can be replayed by calling (877) 344-7529 and entering ID#10004479. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.

Cambium Learning Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company operates three core divisions: Voyager, which provides comprehensive interventions; Sopris, which is known for supplemental solutions; and Cambium Learning Technologies, which comprises IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning Group is committed to providing research-based solutions that help educators raise the achievement levels of preK–12 students as well as adult learning communities. The company’s website is www.cambiumlearning.com.

Media and Investor Contact:
Chris Cleveland
Cambium Learning Group, Inc.
214.932.9474
chris.cleveland@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Net revenues	$52,906	$56,607	$140,792	$132,730
Cost of revenues:
Cost of revenues	16,318	18,021	45,104	44,550
Amortization expense	6,962	7,096	20,424	21,083

Total cost of revenues	23,280	25,117	65,528	65,633
Research and development expense	2,199	2,543	7,093	8,116
Sales and marketing expense	11,817	11,966	35,594	34,199
General and administrative expense	4,795	5,608	16,136	19,151
Shipping and handling costs	844	1,122	1,995	2,834
Depreciation and amortization expense	1,858	2,085	5,342	7,022
Embezzlement and related expense (recoveries)	(56)	21	(2,452)	51

Total costs and expenses	44,737	48,462	129,236	137,006
Income (loss) before interest, other income (expense)
and income taxes	8,169	8,145	11,556	(4,276)
Net interest expense	(4,950)	(4,478)	(14,237)	(13,460)
Other income, net	—	271	365	176

Income (loss) before income taxes	3,219	3,938	(2,316)	(17,560)
Income tax benefit (expense)	(155)	8	(570)	(111)

Net income (loss)	$3,064	$3,946	$(2,886)	$(17,671)

Net income (loss) per common share:
Basic net income (loss) per common share	$0.07	$0.09	$(0.06)	$(0.40)
Diluted net income (loss) per common share	$0.07	$0.09	$(0.06)	$(0.40)
Average number of common shares and equivalents outstanding:
Basic	46,743	44,324	44,911	44,322
Diluted	47,130	44,395	44,911	44,322

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
	September 30,	December 31,
	2011	2010
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$53,812	$11,831
Accounts receivable, net	30,972	31,627
Inventory	20,750	22,015
Deferred tax assets	3,703	3,703
Restricted assets, current	1,392	3,064
Assets held for sale	2,727	—
Other current assets	4,497	3,937

Total current assets	117,853	76,177
Property, equipment and software at cost	40,340	32,944
Accumulated depreciation and amortization	(11,420)	(7,838)

Property, equipment and software, net	28,920	25,106

Goodwill	151,915	151,915
Acquired curriculum and technology intangibles, net	25,538	33,063
Acquired publishing rights, net	29,822	38,707
Other intangible assets, net	18,910	22,132
Pre-publication costs, net	9,610	7,834
Restricted assets, less current portion	11,407	12,641
Other assets	22,177	15,487

Total assets	$416,152	$383,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$1,280
Current portion of capital lease obligations	823	378
Accounts payable	1,865	6,465
Contingent value rights, current	—	1,623
Accrued expenses	21,129	22,888
Deferred revenue, current	38,686	34,140

Total current liabilities	62,503	66,774

Long-term liabilities:
Long-term debt, less current portion	174,124	150,850
Capital lease obligations, less current portion	12,378	12,317
Deferred revenue, less current portion	4,793	3,416
Contingent value rights, less current portion	5,896	5,746
Other liabilities	19,238	19,947

Total long-term liabilities	216,429	192,276

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized,
zero shares issued and outstanding at September 30, 2011
and December 31, 2010)	—	—
Common stock ($.001 par value, 150,000 shares authorized,
51,162 and 43,869 shares issued, and 49,518 and 43,869 shares
outstanding at September 30, 2011 and December 31, 2010, respectively)	51	44
Capital surplus	280,905	259,887
Accumulated deficit	(138,104)	(135,218)
Treasury stock at cost (1,644 and zero shares at
September 30, 2011 and December 31, 2010, respectively)	(4,931)	—
Other comprehensive income (loss):
Pension and postretirement plans	(702)	(702)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(701)	(701)

Total stockholders’ equity	137,220	124,012

Total liabilities and stockholders’ equity	$416,152	$383,062

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income
and Adjusted EBITDA for the Three Months Ended September 30, 2011 and 2010
	(In thousands)
	(Unaudited)
		Three Months Ended September 30,
		2011	2010
Total net revenues		$52,906	$56,607
Non-recurring and non-operational costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	234	2,400

Adjusted net revenues		$53,140	$59,007

Net income		$3,064	$3,946
Reconciling items between net income and EBITDA:
	Depreciation and amortization	8,820	9,181
	Net interest expense	4,950	4,478
	Other (income) expense	—	(271)
	Income tax	155	(8)

Income from operations before interest and other income
	(expense), income taxes, and depreciation and
	amortization (EBITDA)	16,989	17,326
Non-recurring, non-operational, and certain non-cash costs
	included in EBITDA but excluded from Adjusted EBITDA:
	Integration and merger-related costs	—	949
	Legacy VLCY corporate	182	360
	Stock-based compensation expense	349	245
	Embezzlement and related expenses (recoveries)	(56)	21
	Adjustments related to purchase accounting	185	1,949
	Adjustments to CVR liability	—	100

Adjusted EBITDA		$17,649	$20,950

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and
Adjusted EBITDA for the Nine Months Ended September 30, 2011 and 2010
	(In thousands)
	(Unaudited)
		Nine Months Ended September 30,
		2011	2010
Total net revenues		$140,792	$132,730
Non-recurring and non-operational costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	889	12,112

Adjusted net revenues		$141,681	$144,842

Net loss		$(2,886)	$(17,671)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	25,766	28,105
	Net interest expense	14,237	13,460
	Other (income) expense	(365)	(176)
	Income tax	570	111

Income from operations before interest and other income
	(expense), income taxes, and depreciation and
	amortization (EBITDA)	37,322	23,829
Non-recurring, non-operational, and certain non-cash costs
	included in EBITDA but excluded from Adjusted EBITDA:
	Integration and merger-related costs	—	5,506
	Legacy VLCY corporate	859	835
	Stock-based compensation expense	953	778
	Embezzlement and related expenses (recoveries)	(2,452)	51
	Adjustments related to purchase accounting	756	10,018
	Adjustments to CVR liability	520	100

Adjusted EBITDA		$37,958	$41,117

		Cambium Learning Group, Inc.
	Change in Adjusted Deferred Revenue
		(In thousands)
		(Unaudited)
				As of:

	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2009	2010	2010	2010	2010	2011	2011	2011

Deferred revenue	$24,181	$21,842	$23,643	$33,301	$37,556	$30,779	$31,581	$43,479
Purchase accounting fair
value adjustment	14,374	9,222	4,662	2,262	1,437	1,105	782	548

Adjusted deferred revenue	38,555	31,064	28,305	35,563	38,993	31,884	32,363	44,027
Change in adjusted deferred revenue		$(7,491)	$(2,759)	$7,258	$3,430	$(7,109)	$479	$11,664